UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2014

THE MEN’S WEARHOUSE, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-16097 (Commission File Number)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip code)

281-776-7000
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2014, the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) approved and adopted, effective as of such date, an amendment and restatement of the Company’s bylaws (the “Sixth Amended and Restated Bylaws”).  As amended, the Sixth Amended and Restated Bylaws require approval of a majority of the shares entitled to vote thereon for shareholder amendments to the bylaws.

The Sixth Amended and Restated Bylaws are effective as of June 5, 2014. The foregoing description of the Sixth Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the text of the Sixth Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On June 6, 2014, the Company issued a press release announcing the Sixth Amended and Restated Bylaws.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Sixth Amended and Restated Bylaws of The Men’s Wearhouse, Inc.

99.1	Press Release of the Company, dated June 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: June 6, 2014	By:	/s/ JON W. KIMMINS
	Name:	Jon. W. Kimmins
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer